Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 28, 2019, by and among GP STRATEGIES CORPORATION, a Delaware corporation (the “Parent”), GENERAL PHYSICS (UK) LTD., a company organized and existing under the law of England and Wales with company number 03424328 (“General Physics UK”), GP STRATEGIES HOLDINGS LIMITED, a company organized and existing under the law of England and Wales with company number 06340333 (“GP Holdings UK”), GP STRATEGIES LIMITED, a company organized and existing under the law of England and Wales with company number 08003789 (“GP Strategies Limited”), GP STRATEGIES TRAINING LIMITED, a company organized and existing under the law of England and Wales with company number 08003851 (“GP Strategies Training UK”), TTI Global, Inc., a Michigan corporation (“TTI Global”; together with the Parent, General Physics UK, GP Holdings UK, GP Strategies Limited and GP Strategies Training UK, each a “Borrower” and collectively, the “Borrowers”), GP CANADA HOLDINGS COPRORATION, a Delaware corporation (“Guarantor”; together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders parties hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”).
BACKGROUND
A.The Borrowers are parties to a Credit Agreement, dated as of November 30, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantor, the lenders party thereto (collectively, the “Lenders”) and the Administrative Agent;
B.    The Guarantor is a party to the Continuing Agreement of Guaranty and Suretyship, dated as of November 30, 2018, in favor of the Administrative Agent pursuant to which, inter alia, the Guarantor guaranteed the payment and performance of the Obligations (as defined in the Credit Agreement); and
C.    The Borrowers have requested that the Lenders (1) amend Section 8.2.15 of the Credit Agreement to increase the maximum permitted Leverage Ratio for certain periods, and (2) amend the first sentence of Section 6.1.11 of the Credit Agreement to clarify that the representation therein does not apply with respect to any assets subject to an Excluded Perfection Action and is subject to the time periods set forth in Section 8.1.11 and Section 8.1.12 of the Credit Agreement to perfect the security interest in certain assets, and the Required Lenders have agreed to such requests, subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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1.Terms. Capitalized terms used herein (including in the Background section above) and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
2.    Second Amendment Effective Date Amendments.
(a)    Effective as of the Second Amendment Effective Date (as defined below), Section 6.1.11 of the Credit Agreement is hereby amended and restated to read in full as follows:
6.1.11    Liens in the Collateral. Subject to the Excluded Perfection
Actions and to the time periods set forth in Section 8.1.11(iii) [Deposit Accounts; Landlord Waivers; Control Agreements] and Section 8.1.12 [Additional Collateral; Joinder of Subsidiaries] of this Agreement for perfection of the security interest in certain assets, the Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents constitute and will continue to constitute Prior Security Interests securing the Obligations. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers.
(b)    Effective as of the Second Amendment Effective Date, Section 8.2.15 of the Credit Agreement is hereby amended and restated to read in full as follows:
8.2.15 Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below:

Fiscal Quarter End	Ratio
December 31, 2018 and March 31, 2019	3.25 to 1.00
June 30, 2019	3.75 to 1.00
September 30, 2019	3.50 to 1.00
December 31, 2019 and thereafter	3.00 to 1.00

The Loan Parties shall have the right, exercisable not more than two times during the term of this Agreement, by giving written notice to the Administrative Agent, to increase (to the extent applicable) the maximum permitted Leverage Ratio, calculated as of the end of each of the four fiscal quarters ending during the twelve month period commencing on the date of a Step-Up Acquisition, to 3.50 to 1.00.
3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

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(a)    After giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct (i) in the case of representations and warranties qualified by materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties that expressly relate to an earlier date are true and correct, in the case of such representations and warranties qualified by materiality, in all respects, and otherwise in all material respects, as of such earlier date);
(b)    This Amendment (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity relating to enforceability (including laws or judicial decisions limiting the right to specific performance);
(c)    Neither the execution and delivery of this Amendment by the Loan Parties, nor compliance with the terms and provisions hereof by any of the Loan Parties will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, charter or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents);
(d)    No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Amendment, the Credit Agreement (as amended hereby), and any other agreements contemplated hereby or thereby, other than those that have been obtained or made.
(e)    After giving effect to this Amendment, no Event of Default or Potential Default exists or is continuing.
4.    Conditions Precedent. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of following conditions precedent is satisfied:
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Loan Parties, the Administrative Agent and the Required Lenders;
(b)    The Administrative Agent shall have received, for the account of each Lender that shall have unconditionally delivered to the Administrative Agent (or its counsel) and not withdrawn its executed counterpart signature page to this Amendment, a fee of two and one-

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half basis points (0.025%) on the principal amount of each such Lender’s Revolving Credit Commitment (whether used or unused); and the Administrative Agent shall promptly after receipt distribute such amount to the applicable Lenders;
(c)    The Borrower shall have paid such other fees as shall have been agreed; and
(d)    The Administrative Agent shall have received, to the extent invoiced, reimbursement of all reasonable fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Borrower hereunder.
Once paid, all such fees shall be fully earned and non-refundable.
5.    Affirmations.
(a)    Each Loan Party hereby: (i) ratifies and affirms all the provisions of the Credit Agreement and the Loan Documents as amended hereby, (ii) agrees that (except as expressly set forth in this Amendment) the terms and conditions of the Credit Agreement and the other Loan Documents, including the security provisions set forth therein, shall remain unaltered and shall continue in full force and effect as supplemented and amended hereby and that all of its obligations thereunder shall be valid and enforceable, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity relating to enforceability (including laws or judicial decisions limiting the right to specific performance), (iii) confirms, acknowledges and agrees that the Collateral Documents (A) extend to secure all indebtedness, obligations and liabilities to be paid, observed, performed and/or discharged thereunder notwithstanding the modifications to the Credit Agreement documented hereunder and (B) continue in full force and effect as a continuing security for all indebtedness, obligations and liabilities the payment, observance, performance and/or discharge of which is thereby expressed to be secured, (iv) affirms and agrees that this Amendment shall not constitute a novation, or complete or partial termination of the Obligations under the Credit Agreement and the other Loan Documents as in effect prior to the Second Amendment Effective Date, and (v) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement and the other Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.
(b)    Without limiting the above, each Loan Party hereby acknowledges and confirms that the Collateral granted under the Credit Agreement and the Collateral Documents continues to secure the Obligations.
6.    Ratification; References; No Waiver. (a) Except as expressly amended by this Amendment, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and, except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the Loan Documents nor constitute a waiver of any Potential Default

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or Event of Default thereunder. On and after the Second Amendment Effective Date, all references in the Credit Agreement to “this Agreement,” “hereof,” “hereto”, “hereunder” or words of like import referring to the Credit Agreement shall mean and be deemed to be references to the Credit Agreement as amended hereby and all references in any of the Loan Documents to the Credit Agreement shall be deemed to be to the Credit Agreement as amended hereby.
(a)    On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
7.    Release. Recognizing and in consideration of the Lenders' agreements set forth herein, each Loan Party hereby waives and releases the Administrative Agent, the Issuing Lender and the Lenders and each of their respective Affiliates and officers, attorneys, agents, employees and advisors of such Persons and Affiliates (the “Released Parties”) from any and all losses, claims, damages, liabilities and related expenses of any kind or nature whatsoever and howsoever arising that such Loan Party ever had or now has against any of them through and including the Second Amendment Effective Date arising out of or relating to any acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or the transactions contemplated hereby or thereby; provided, however, that no Released Party (as applicable) is released from its obligations under the Loan Documents as amended hereby.
8.    Miscellaneous.
(a)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Amendment.
(b)    Integration. This Amendment constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto.
(c)    Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
(d)    Headings. The headings used herein are included for convenience and shall not affect the interpretation of this Amendment.
(e)    Cost and Expenses. The Borrowers (subject, in the case of the Foreign Borrowers, to Section 2.1.3 of the Credit Agreement) agree to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

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(f)    Governing Law. This Amendment shall be deemed to be a contract governed by the Laws of the State of New York in accordance with Section 5-1401 of the New York General Obligations Law without regard to its conflict of laws principles that would require application of the laws of another jurisdiction.
(g)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(h)    Incorporation by Reference. The provisions of Sections 1.2 and 11.11 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Required Lenders have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
BORROWERS:

GP STRATEGIES CORPORATION

By:

Name:

Title:

EXECUTED as a deed, and delivered when dated, by GENERAL PHYSICS (UK) LTD. acting by a Director, (name)…………………………………… in the presence of:	) ) ) ) )	(signed)…………………………………… Director
Witness

EXECUTED as a deed, and delivered when dated, by GP STRATEGIES HOLDINGS LIMITED acting by a Director, (name)…………………………………… in the presence of:	) ) ) ) )	(signed)…………………………………… Director
Witness

EXECUTED as a deed, and delivered when dated, by GP STRATEGIES LIMITED acting by a Director, (name)…………………………………… in the presence of:	) ) ) ) )	(signed)…………………………………… Director
Witness

EXECUTED as a deed, and delivered when dated, by GP STRATEGIES TRAINING LIMITED acting by a Director, (name)…………………………………… in the presence of:	) ) ) ) )	(signed)…………………………………… Director
Witness

TTI GLOBAL, INC.

By:

Name:

Title:
GUARANTORS:

GP CANADA HOLDINGS CORPORATION

By:

Name:

Title:
LENDERS:
PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:

Name:

Title:

WELLS FARGO BANK, N.A.

By:

Name:

Title:

BANK OF MONTREAL

By:

Name:

Title:
BANK OF MONTREAL

By:

Name:

Title:

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HSBC BANK USA, N.A.

By:

Name:

Title:

Second Amendment
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